Exhibit 99.2

Pelthos Therapeutics Completes Merger with Channel Therapeutics and Closes $50.1 Million Private Placement

The combined company plans to launch ZELSUVMI™ for the treatment of molluscum contagiosum infections in July 2025

Concurrent with the closing of the merger, the combined company closed on a $50.1 million equity private placement

Combined company will operate under the name “Pelthos Therapeutics Inc.” and will trade on the NYSE American exchange under the ticker symbol “PTHS” starting on July 2, 2025

DURHAM, N.C., July 2, 2025– Pelthos Therapeutics Inc., a biopharmaceutical company committed to commercializing innovative therapeutic products for high unmet patient needs, today announced the closing of the previously announced merger agreement pursuant to which CHRO Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Channel Therapeutics Corporation (“Channel”), merged with and into LNHC, Inc. (“LNHC”), a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (“Ligand”) (Nasdaq: LGND), with LNHC surviving as a wholly owned subsidiary of Channel (the “Merger”). The combined company will operate under the name Pelthos Therapeutics Inc. (“Pelthos” or the “Company”), and its shares will trade on the NYSE American exchange starting on July 2, 2025 under the new ticker symbol “PTHS”.

“This Merger represents a significant milestone for Pelthos, taking us closer to the launch of ZELSUVMI™ and enabling us to deliver this innovative product to the patients who need it. We are excited to begin this new chapter as a publicly traded company and to create value for our shareholders,” said Scott Plesha, the CEO of the Company following the Merger.

Concurrent with the Merger, Pelthos closed on a $50.1 million private placement from a group of strategic investors led by Murchinson Ltd. (“Investors”). The capital is being invested into Pelthos’ shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and common stock, par value $0.01, and includes cancellation of approximately $18.8 million in bridge capital that has been advanced to Pelthos by certain of the private placement Investors since the beginning of 2025 to support the commercial launch of ZELSUVMI™.

Pelthos will initially focus on the launch and commercialization of ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum infections (“molluscum”) in adults and pediatric patients one year of age and older.1 ZELSUVMI™ is an FDA-designated novel drug and the first and only prescription medication approved for the treatment of molluscum that can be administered at home by parents, patients, and caregivers. Molluscum is a poxvirus and one of the most common skin infections seen by dermatologists, pediatric dermatologists, and pediatricians, afflicting an estimated 16.7 million people in the United States.2,3

1 Please see ZELSUVMI™ (berdazimer) topical gel full prescribing information available at https://www.fda.gov/drugsatfda for important safety information or www.zelsuvmi.com

2 US Census Bureau. QuickFacts: United States.2022. https://www.census.gov/quickfacts/fact/table/US/PST045222

3 Hebert AA, et al. J Clin Aesthet Dermatol. 2023 Aug;16(8 Suppl 1):S4-S11

Additionally, Pelthos is continuing to evaluate the path forward for its existing NaV 1.7 development programs for the treatment of various types of chronic pain, acute and chronic eye pain, and post-surgical nerve blocks.

Frank Knuettel II, former CEO of Channel Therapeutics Corporation and the newly appointed CFO of Pelthos, added, “I am pleased to have completed the Merger on behalf of Channel’s shareholders, and I am delighted to join the high-caliber team at Pelthos to help guide the launch of ZELSUVMI™. The management team has extensive experience in successfully launching new therapies, and I believe this transaction will position Pelthos for future growth.”

A.G.P. / Alliance Global Partners served as financial advisor to Channel. Sullivan & Worcester LLP served as Channel’s legal counsel and Latham & Watkins LLP served as lead counsel to Ligand. Kelley Drye & Warren LLP and Morgan, Lewis and Bockius LLP represented Murchinson Ltd.

About ZELSUVMI™ (berdazimer) topical gel, 10.3%

ZELSUVMI™ (berdazimer) topical gel, 10.3% is a nitric oxide (NO) releasing agent indicated for the topical treatment of molluscum contagiosum in adults and pediatric patients one year of age and older. ZELSUVMI™ received a novel drug designation from the U.S. Food and Drug Administration in 2024 and is the first and only approved topical prescription medication that can be applied by patients, parents, or caregivers at home, outside of a physician's office, or other medical setting to treat this highly contagious viral skin infection. The product was developed using Pelthos’ proprietary nitric oxide-based technology platform, NITRICIL™. Complete prescribing information and important safety information is available at www.zelsuvmi.com.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that investors should feel encouraged that Pelthos has a strong development path towards successfully launching drugs with considerable market opportunities, (ii) the timing of clinical and regulatory events of us and our partners, (iii) the timing of the initiation or completion of preclinical studies and clinical trials by us and our partners; (iv) the timing of product launches, including ZELSUVMI; (v) guidance regarding projected financial results for 2025 and beyond, (vi) the anticipated benefits of the Merger between LNHC and Channel and (vii) the combined company’s opportunities, strategy and plans following the Merger. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Pelthos Investor Inquiries:

Mike Moyer

Managing Director, LifeSci Advisors, LLC

mmoyer@lifesciadvisors.com